Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-180217 and 333-188942 on Form S-8 and Registration Statement No. 333-192389 on Form S-3ASR of our report dated March 3, 2014, relating to the consolidated financial statements of Demandware, Inc. and the effectiveness of Demandware, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Demandware, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 3, 2014